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                          PULITZER PUBLISHING COMPANY
                           900 North Tucker Boulevard
                           St. Louis, Missouri 63101

                            314/340-8000  Telephone
                               314/340-3133  Fax


December 16, 1994



Mr. Michael E. Pulitzer
c/o Pulitzer Publishing Company
900 North Tucker Boulevard
St. Louis, MO   63101

Re:  1994 Bonus Deferral

Dear Mr. Pulitzer:

     The purpose of this letter is to confirm our agreement

with respect to the deferred payment of a portion of your

1994 incentive bonus award.

     1.  Deferral.  Payment of  your 1994 incentive bonus

award will be deferred if and to the extent that the amount

thereof, when added to other remuneration paid or to be paid to you in 1994 by Pulitzer Publishing Company (the

"Company"), exceeds the $1,000,000 deduction limitation

imposed by Section 162(m) of the Internal Revenue Code of

1986.  The amount, if any, of your deferred bonus will earn

interest from January 1, 1995 until the date of actual

payment at an annual rate equal to the one-year treasury rate at the beginning of each year.

     2.  Payment of Deferred Bonus.  The amount of your

deferred bonus, together with interest as aforesaid, will be payable by the Company to you or, in the event of your prior death, to your beneficiary, in a lump sum on the first day of
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December 16, 1994
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the calendar year next following the date of your termination of employment with the Company.  If payment can be made at an earlier date following your termination of employment without loss of deduction to the Company (taking into account other

remuneration paid or payable to you in the year of your

termination of employment), then payment of the bonus

deferral, together with interest, will be made on or as soon as practicable after such earlier date.  Unless you designate a different beneficiary (by filing a written, signed

beneficiary designation with the Secretary of the Company

which may be changed at any time in a similar manner), your

beneficiary will be deemed to be your estate.



     3.  Unsecured Obligation of the Company.  The Company's

obligation to pay you the deferred bonus amount, together

with interest, constitutes an unsecured obligation.  The

Company has no obligation to set aside any assets, generally or specifically, in order to enable it to satisfy its

obligations hereunder.  Your right to receive the deferred

amount, together with interest, is and will be that of a

general unsecured creditor of the Company.



     4.  Withholding.  Any payments made to you hereunder

will be subject to applicable income tax withholding

requirements.  It is understood that the amount of
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December 16, 1994
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the deferred bonus will be subject to employment

taxes (medicare/FICA) in 1994, the year of deferral.



     5.  Adoption of Deferred Compensation Plan.  It is

contemplated that the Company will adopt a deferred

compensation plan for senior executives, pursuant to which

participating executives may defer all or a portion of their annual bonus awards.  If such a plan is adopted and if you

become a participating executive in the plan, then the amount deferred, together with interest, under this agreement will

be transferred to and made a part of your account under the

plan, in which event this agreement will terminate and be of no further force and effect.



     6.  In-Service Withdrawal.  You may request an earlier

payout of all or a portion of your deferral account.  The

Board of Directors of the Company, acting in its sole and

absolute discretion, may approve or deny your request, in

whole or in part.



     Assuming the foregoing comports with your understanding

of the subject matter, please date and sign a copy of this

letter in the space provided below and return the signed copy to the Company.
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December 16, 1994
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                              Very truly yours,

                              PULITZER PUBLISHING COMPANY



                              By: /s/ Ronald H. Ridgway
                                 ----------------------
                                    Ronald H. Ridgway
                                    Sr. Vice President-Finance



Accepted and agreed to this
16th day of December, 1994.
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/s/ Michael E. Pulitzer
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Michael E. Pulitzer